Coffee Pacifica Announces Acquisition of a Coffee Roasting Company

Las Vegas, Nevada, Coffee Pacifica, Inc. (OTCBB:CFPC) announced today that it has executed a definitive Purchase and Sale agreement to acquire one hundred (100) percent of the issued and outstanding shares of Uncommon Grounds Inc. for a cash payment of $430,000. The closing is expected to be completed before October 18, 2005. Uncommon Grounds Inc. is a private coffee roasting company based in Berkeley, California. It has been in the coffee roasting and wholesale business since 1984. For more information about Uncommon Grounds Inc. visit the website at www.uncommongrounds.net

Shailen Singh, Chairman & CEO of Coffee Pacifica stated "acquisition of a roasting company is consistent with our plans to become a vertically integrated "Tree to Cup" coffee company. It also opens up exciting opportunities for us in the lucrative specialty coffee market."

Coffee Pacifica, Inc. is a distributor and a marketer in the United States, Canada and Europe of green bean coffee grown in Papua New Guinea. Green bean coffee in Papua New Guinea is grown by Coffee Pacifica's shareholder-farmers in the Highland region's rich volcanic soils between the altitudes of 4,000 and 6,000 feet above sea level. Papua New Guinea coffee is well regarded by consumers for its uniqueness, consistency and special flavor characteristics. For more information about our coffee products, visit our website at www.coffeepacifica.com

PNG Coffee Growers Federation Ltd. ("PNGCGF") is our strategic partner and a major shareholder. PNGCGF's shareholders are 140 individual independent grower co-operatives in 11 of the 13 coffee growing provinces in Papua New Guinea. This represents approximately 85,000 individual coffee farmers involved in producing co-operative coffee. The high quality premium-grade coffee produced by the co-operatives are pooled and marketed by Coffee Pacifica.

Except for the historical matters contained herein, statements in this press release contain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Company's business and prospects. Actual results could differ materially, as the result of such factors as: (1) competition in the markets for the Company's green bean coffee; (2) the ability of the Company to execute its plans; and (3) other factors detailed in the Company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that transactions described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this press release. This release should be read in conjunction with our Annual Report on Form 10-KSB and our other filings with the SEC through the date of this release, which identifies important factors that could affect the forward-looking statements in this release. In addition, factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, and other risks associated generally with green bean coffee business. These forward-looking statements are not guarantees of future performance.

Coffee Pacifica Inc, Corporate Relations, Lionel Gosselin, 877 318 9343

Investor Relations: Capital Group Communications Inc, Mark Bernhard (415) 843 0200